
                                 SUBSIDIARIES OF WEI HOLDINGS, INC.

                                   STATE OF       NAMES UNDER WHICH THE
SUBSIDIARY                         INCOPPORATION  SUBSIDIARY DOES BUSINESS
- ----------                         -------------  -------------------------

Wherehouse Entertainment, Inc.     Delaware       The Wherehouse
                                                  Wherehouse Entertainment
                                                  Record Shop
                                                  Paradise Music
                                                  Pegasus
                                                  Rocky Mountain Records
                                                  Leopolds
                                                  Odyssey








                           SUBSIDIARIES OF WHEREHOUSE ENTERTAINMENT, INC.


None.